Exhibit 10.2

May 4, 2017

Cubic Corporation

9333 Balboa Avenue

San Diego, California 92123

Re:      First Amendment of Second Amended and Restated Note Purchase and Private Shelf Agreement.

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”),  by and among Cubic Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto and the Purchasers from time to time party thereto.  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Note Agreement.

1.         Amendments to Note Agreement.  Pursuant to the provisions of Section 17 of the Note Agreement and subject to the satisfaction of the conditions precedent set forth in Section 3 of this letter agreement, the undersigned Purchasers and Credit Parties hereby agree that the Note Agreement shall be modified as follows:

(a)         Section 10.1(b) is amended and restated, as follows:

“(b)     Leverage.  The Company will not permit the Leverage Ratio (i) at the end of the fiscal quarter ended March 31, 2017 to be greater than 4.25:1.00, (ii) at the end of any fiscal quarter ending after March 31, 2017 but prior to December 31, 2017 to be greater than 4.00:1.00, and (iii) at the end of any fiscal quarter ending on or after December 31, 2017 to be greater than 3.50:1.00;  provided,  however, that if (a) the Leverage Ratio exceeds 2.50:1.00 but is less than or equal to 3.00:1.00 at the end of any fiscal quarter, then the coupon (including the applicable default rate) for each Series of the Notes shall automatically, without further consent or other action of any Person, be deemed to be increased by 0.25% per annum during the next succeeding fiscal quarter, (b) the Leverage Ratio exceeds 3.00:1.00 but is less than or equal to 3.50:1.00 at the end of any fiscal quarter, then the coupon (including the applicable default rate) for each Series of the Notes shall automatically, without further consent or other action of any Person, be deemed to be increased by 0.50% per annum during the next succeeding fiscal quarter, or (c) the Leverage Ratio exceeds 3.50:1.00 at the end of any fiscal quarter, then the coupon (including the applicable default rate) for each Series of the Notes shall automatically, without further consent or other action of any Person, be deemed to be increased by 0.75% per annum during the next succeeding fiscal quarter;  provided,  further, that the right of the holders of each Series of Notes to receive the additional compensation pursuant to the initial proviso of this Section 10.1(b) will terminate upon the earlier of (I) September 30, 2019 and (II) the date on which the first compliance certificate has been delivered pursuant to the requirements of Section 7.2(a) if the Leverage Ratio at the end of the applicable quarterly period covered in such compliance certificate, as well as at the end of the immediately preceding quarterly period, was less than 2.50:1.00.

Notwithstanding the foregoing, the Company shall be permitted at any time after October 1, 2017, but in no event on more than two (2) occasions during the term of this Agreement, to allow the Leverage Ratio permitted under Section 10.1(b)(ii) to be increased to 4.00:1.00 for a period of four consecutive fiscal quarters (such period, an “Adjusted Covenant Period”) in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $50,000,000 (and in respect of which the Company shall provide notice in writing to the holders of the Notes of such increase and a transaction description of such Permitted Acquisition (regarding the name of the Person or summary description of the business or assets being acquired and the approximate purchase price)), so long as the Company is in compliance on a pro-forma basis with the Leverage Ratio of 4.00:1.00 on the closing date of such Permitted Acquisition immediately after giving effect (including pro forma effect) to such Permitted Acquisition; provided that it is understood and agreed that (x) the Company may not elect a new Adjusted Covenant Period for at least two (2) fiscal quarters following the end of an Adjusted Covenant Period, (y) with respect to the first fiscal quarter end following an Adjusted Covenant Period, the Leverage Ratio permitted under Section 10.1(b)(ii) shall revert to 3.50:1.00 and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above, and (z) if the Leverage Ratio exceeds 3.50:1.00 at the end of any fiscal quarter during an Adjusted Covenant Period (but only if the right of the holders of each Series of Notes to receive the additional compensation pursuant to the initial proviso of this Section 10.1(b) has terminated in accordance with the second proviso of this Section 10.1(b)), then the coupon (including the applicable default rate) for each Series of the Notes shall automatically, without further consent or other action of any Person, be deemed to be increased by 0.50% per annum during the next succeeding fiscal quarter.”

(b)       The definition of “Consolidated EBITDA” appearing in Schedule A of the Note Agreement is amended to replace the dollar amount “$25,000,000” appearing therein with the dollar amount “$30,000,000.”

(c)       The definition of “Consolidated Net Income” appearing in Schedule A of the Note Agreement is amended to delete the phrase “and interest income” appearing therein.

2.         Representations and Warranties.  The Company hereby represents and warrants that as of the date hereof, immediately after giving effect to the amendments set forth in Section 1 of this letter agreement:   (a) no Default or Event of Default under the Note Agreement exists; and (b) each of the Note Agreement, the Notes and the other Transaction Documents constitutes the legal, valid and binding obligation of each of the Credit Parties which is a party thereto, enforceable against such Credit Party in accordance with the terms of such document, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

3.         Conditions to Effectiveness.  The effectiveness of the amendments set forth in Section 1 of this letter agreement is subject to (a) the receipt by the Purchasers of a counterpart of this letter agreement, duly executed and delivered by the Credit Parties and the Required Holders, and (b) the receipt by Vedder Price P.C. of all of its accrued and unpaid legal fees and costs related to the preparation and finalization of this letter agreement.

4.         No Other Modification.  The modifications effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Note Agreement or any other document related to the Note Agreement, or (b) a consent to any future amendment, consent, waiver or other modification. Except as expressly set forth in this letter agreement, the Note Agreement and all related documents shall continue in full force and effect and shall not be impaired or otherwise affected by the execution of this letter agreement.

5.         Counterparts.  This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Execution of this letter agreement by any of the parties may be evidenced by way of a faxed or email (PDF) transmission of such party’s signature and such faxed or email (PDF) signature shall be deemed to constitute the original signature of such party to this letter agreement.

6.         Governing Law.  This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice of law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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If you are in agreement with the foregoing, please sign the form of acceptance in this letter agreement, whereupon, subject to satisfaction of the condition set forth in Section  3 above, this letter agreement will become a binding agreement between the Credit Parties, on the one hand, and the Noteholders, on the other hand.

Very truly yours,

PGIM, Inc.

By:	/s/Brad Wiginton
Title:	Vice President

The Prudential Insurance Company of America, as a holder of Series A Notes, Series B Notes, Series C Notes and Series D Notes

By:	/s/Brad Wiginton
Title:	Vice President

American Income Life Insurance Company, as a holder of Series A Notes

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Brad Wiginton
Title:	Vice President

Liberty National Life Insurance Company, as a holder of Series B Notes

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Brad Wiginton
Title:	Vice President

Prudential Annuities Life Assurance Corporation, as a holder of Series B Notes and Series D Notes

By:	PGIM, Inc., as investment manager

By:	/s/Brad Wiginton
Title:	Vice President

Zurich American Insurance Company, as a holder of Series C Notes

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Brad Wiginton
Title:	Vice President

Physicians Mutual Insurance Company, as a holder of Series C Notes

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Brad Wiginton
Title:	Vice President

Prudential Legacy Insurance Company of New Jersey, as a holder of Series D Notes

By:	PGIM, Inc., as investment manager

By:	/s/Brad Wiginton
Title:	Vice President

United of Omaha Life Insurance Company, as a holder of Series D Notes

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/Brad Wiginton
Title:	Vice President

The foregoing letter agreement is hereby accepted and agreed as of the date first above written.

THE COMPANY:

Cubic Corporation, a Delaware corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

By:	/s/James R. Edwards
Name:	James R. Edwards
Title:	SVP, General Counsel and Secretary

THE GUARANTORS:

Cubic Transportation Systems, Inc., a California corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

Cubic Defense Applications, Inc., a California corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

Cubic Simulation Systems, Inc., a Delaware corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

Omega Training Group, Inc., a Georgia corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

NextBus, Inc., a Delaware corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

DTech Labs, Inc., a Delaware corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

Cubic Global Defense, Inc., a Delaware corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer

GATR Technologies, Inc., an Alabama corporation

By:	/s/Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Vice President and Treasurer